Exhibit 10.2

SECURED CONVERTIBLE NOTE

MODIFICATION AND CONVERSION AGREEMENT NO. 3

This Secured Convertible Note Modification and Conversion Agreement No. 3 (this “Agreement”) is dated effective as of June 8, 2020, among Allied Esports Entertainment, Inc., a Delaware corporation formerly known as Black Ridge Acquisition Corp. (“Borrower”), certain undersigned direct and indirect subsidiaries of Borrower (the “Borrower Parties”) and Knighted Pastures LLC (the “Purchaser” and collectively with Borrower and the Borrower Parties, the “Parties”).

A. Certain purchasers purchased Secured Convertible Promissory Notes (the “First Bridge Notes”) in a $10,000,000 private placement offering (the “First Bridge”) of Ourgame International Holdings Limited, a Cayman Islands corporation (“Ourgame”), pursuant to the terms and conditions of that certain Convertible Note Purchase Agreement, dated as of October 11, 2018 (the “First Purchase Agreement”), between Ourgame and such purchasers.

B. Certain purchasers purchased Secured Convertible Promissory Notes (the “Second Bridge Notes,” together with the First Bridge Notes, collectively, the “Notes”) in a $4,000,000 private placement offering (the “Second Bridge,” together with the First Bridge, collectively, the “Bridge Transactions”) of Noble Link Global Limited, a British Virgin Islands entity (“Noble”), pursuant to the terms and conditions of that certain Convertible Note Purchase Agreement, dated as of May 17, 2019 (the “Second Purchase Agreement”), between Noble and such purchasers. The First Purchase Agreement and Second Purchase Agreement, together with the Notes, security agreements, share pledge security agreements, guarantees and other documents executed in connection therewith or contemplated thereby are each referred to herein as a “Bridge Document,” and collectively as the “Bridge Documents.”

C. In order to facilitate the closing of the SPAC Transaction (as defined in the First Purchase Agreement and Second Purchase Agreement), the purchasers of the Notes entered into an Amendment and Acknowledgement Agreement dated as of August 5, 2019 (the “Amendment and Acknowledgement Agreement”) pursuant to which all obligations of Ourgame and Noble under the Notes were assigned to and became the sole obligations of Borrower, and the purchasers agreed to, among other things, temporarily extend the maturity date of their respective Notes (the “Maturity Date”) until August 23, 2020 (the 380th day following the closing of the SPAC Transaction).

D. Each Note holder has an option, during the period commencing as of the effective time of the SPAC Transaction and ending on the Maturity Date, to convert all, but not less than all, the remaining unpaid principal amount of such holder’s Note (but not any accrued interest), into a number of common shares of Borrower (“Borrower Common Stock”) equal to (i) the principal amount of such holder’s Note, divided by (ii) $8.50 (the “Conversion Price”).

E. The Parties previously entered into that certain Secured Convertible Note Modification and Conversion Agreement dated effective as of April 29, 2020, and that certain Secured Convertible Note Modification and Conversion Agreement No. 2 dated effective as of May 22, 2020 (collectively, the “Prior Amendments”), pursuant to which the Purchaser converted the entire principal amount of its Note (the “Conversion Amount”) into shares of Borrower Common Stock.

F. Pursuant to the Prior Amendments, interest continues to accrue on the Conversion Amount, and on or before August 23, 2020, Borrower is required to pay such accrued interest under Purchaser’s Note in the amount of $1,421,096 (the “Accrued Interest”) to Purchaser by wire transfer of immediately available funds.

G. The Purchaser has agreed to convert the Accrued Interest into additional principal on the Purchaser’s Note upon the terms and conditions set forth in this Agreement.

For good and valuable consideration, the Parties hereby acknowledge, declare and agree as follows:

1.	Conversion of Accrued Interest. The Parties acknowledge and agree that the Accrued Interest is hereby converted into principal under the Note, and no payment of interest shall be due on August 23, 2020.

2.	Extension of Maturity Date. The Maturity Date of Purchaser’s Note is amended to February 23, 2022.

3.	Interest. Notwithstanding anything to the contrary set forth in the Bridge Documents, (i) interest on the principal amount of Purchaser’s Note (i.e., $1,421,096) shall accrue commencing August 23, 2020 until payment in full at the “Interest Rate” (12.0%) set forth in Purchaser’s Note, (ii) upon an Event of Default (as defined in Purchaser’s Note), the interest rate shall increase to the Default Interest Rate (15.0%), set forth in the Purchaser’s Note, and (iii) there shall be no minimum interest amount payable under Purchaser’s Note, which may be prepaid in whole or in part at any time in advance of the Maturity Date without penalty.

4.	No Conversion to Borrower Common Stock. Notwithstanding anything to the contrary set forth in the Bridge Documents, neither the principal amount of Purchaser’s Note, nor any interest thereon, shall be convertible into shares of Borrower Common Stock.

5.	Registration Rights. Borrower previously registered for resale shares of Borrower Common Stock issuable upon conversion of the Purchaser’s Note at the Conversion Price. Reasonably promptly following the date hereof, but in any event no later than June 10, 2020, Borrower shall file an amendment to the registration statement filed May 1, 2020 (the “New Registration Statement”) registering, among other things, the resale of any additional shares of Borrower Common Stock issued or issuable upon conversion of the Conversion Amount (and the conversion of any additional principal amounts, including the Accrued Interest converted into principal, under Purchaser’s Note) that exceeds the amount of shares of Borrower Common Stock registered for resale under the existing registration statement, and shall use Borrower’s best efforts to cause the New Registration Statement to be declared effective as promptly as practicable thereafter. For the avoidance of doubt, all of the shares of Borrower Common Stock issued or issuable upon conversion of the Purchaser’s Note shall not be subject to any lock-up or other prohibitions on transfer other than such transfer restrictions imposed by applicable law (and not by any contract).

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6.	Compliance with Securities Laws and Principal Market Rules; Beneficial Ownership Limitation. Notwithstanding anything in this Agreement to the contrary, Borrower shall not issue, and the Purchaser shall not acquire, shares of Borrower Common Stock upon conversion of the Note if such shares proposed to be issued, when aggregated with all other shares of Borrower Common Stock then owned beneficially (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder) by the Purchaser and its affiliates would result in the beneficial ownership by the Purchaser and its affiliates of more than 19.99% of the then issued and outstanding shares of Borrower Common Stock unless (i) such ownership or voting power would not be the largest ownership position in Borrower, or (ii) Borrower stockholder approval is obtained for such ownership in excess of 19.99% in accordance with the rules of The Nasdaq Stock Market.

7.	Waiver of Lock-Up. Effective August 23, 2020, Knighted waives the lock-up provisions that apply to Black Ridge Oil & Gas, Inc. set forth in Section 9 of the Amendment and Acknowledgement Agreement.

8.	Amendments. The Bridge Documents related to the Purchaser’s Note, as amended by the Prior Amendments, are deemed amended by the terms of this Agreement effective as of the date hereof. Except as otherwise expressly modified by this Agreement, all terms, provisions, covenants and agreements contained in such Bridge Documents, as amended by the Prior Amendment, shall remain unmodified and in full force and effect, and Purchaser shall continue to have all rights, and Borrower and the Borrower Parties shall continue to have all obligations, under the Bridge Documents (as amended by this Agreement and the Prior Amendments).

9.	Attorneys’ Fees. Borrower and Borrower Parties jointly and severally agree to reimburse to Knighted (or upon request of Knighted, to pay directly) for its reasonable legal costs and expenses incurred in connection with the negotiation and execution of this Agreement.

10.	Governing Law; Venue. This Agreement shall be governed by the laws of the State of California without regard to its conflicts-of-law principles. The Parties expressly acknowledge and agree that any judicial action to enforce any right of any Party under this Agreement may be brought and maintained in the State of California, and the Parties consent to the jurisdiction of the courts of the State of California, County of Orange, and the federal courts located in the Central District of the State of California. Accordingly, the Parties hereby submit to the process, jurisdiction and venue of any such court. Each Party hereby waives, and agrees not to assert, any claim that it is not personally subject to the jurisdiction of the foregoing courts in the State of California or that any action or other proceeding brought in compliance with this Section is brought in an inconvenient forum.

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11.	Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one agreement binding on the Parties. Facsimile and electronically transmitted signatures (such as, for example, DocuSign) shall be valid and binding to the same extent as original signatures. In making proof of this Agreement, it will be necessary to produce only one copy signed by the Party to be charged.

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IN WITNESS WHEREOF, the Parties have executed and delivered this Secured Convertible Note Modification and Conversion Agreement No. 3 as of the date first set forth above.

Purchaser Name: Knighted Pastures LLC

Signature:	/s/ Roy Choi
Name: Roy Choi
Title: Manager

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IN WITNESS WHEREOF, the Parties have executed and delivered this Secured Convertible Note Modification and Conversion Agreement No. 3 as of the date first set forth above.

ALLIED ESPORTS ENTERTAINMENT, INC.		WPT ENTERPRISES, INC.

By:	/s/ Frank Ng	By:	/s/ Frank Ng
Name:	Frank Ng	Name:	Frank Ng
Its:	CEO of AESE	Its:	CEO of AESE

PEERLESS MEDIA LIMITED		ALLIED ESPORTS MEDIA, INC.

By:	/s/ Frank Ng	By:	/s/ Frank Ng
Name:	Frank Ng	Name:	Frank Ng
Its:	CEO of AESE	Its:	CEO of AESE

ESPORTS ARENA LAS VEGAS, LLC		ALLIED ESPORTS INTERNATIONAL, INC.

By:	/s/ Frank Ng	By:	/s/ Frank Ng
Name:	Frank Ng	Name:	Frank Ng
Its:	CEO of AESE	Its:	CEO of AESE

ELC GAMING GMBH		PEERLESS MEDIA HOLDING CO.

By:	/s/ Frank Ng	By:	/s/ Frank Ng
Name:	Frank Ng	Name:	Frank Ng
Its:	CEO of AESE	Its:	CEO of AESE

CLUB SERVICES, INC.

By:	/s/ Frank Ng
Name:	Frank Ng
Its:	CEO of AESE

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